Exhibit 10.19

PROMISSORY NOTE

Principal:$10,000	June 8, 2020

KBL Merger Corp. IV, a Delaware corporation (“Maker”), promises to pay to the order of 180 Life Sciences Corp., a Delaware corporation (“Payee”), the principal sum of $10,000 (the “Principal Amount”) in lawful money of the United States of America, on the terms and conditions described below. Capitalized terms used but not defined in this promissory note (this “Note”) shall have the meanings ascribed to them in that certain Business Combination Agreement (the “Business Combination Agreement”) by and among Maker, Payee, Katexco Pharmaceuticals Corp., a British Columbia corporation, CannBioRex Pharmaceuticals Corp., a British Columbia corporation, 180 Therapeutics L.P., a Delaware limited partnership, KBL Merger Sub, Inc., a Delaware corporation, and Lawrence Pemble, in his capacity as the stockholder representative.

1. Principal. The principal balance of this Note shall be payable on the earlier of (i) consummation of Maker’s Business Combination (whether pursuant to the Business Combination Agreement or otherwise) and (ii) the liquidation of Maker in the event it does not consummate a Business Combination. Maker hereby agrees that upon the consummation of an Alternative Business Combination pursuant to Section 7.3(a)(i) of the Business Combination Agreement, in addition to the repayment of the principal amount of this Note in accordance with this Section 1, it will use its reasonable efforts to cause the Sponsor to comply with its obligations under Section 7(a)(i) of the Business Combination Agreement to cause the Founder Shares Escrow Agent to transfer to Tyche Capital LLC a number of Escrowed Founder Shares equal in value to three times the amount of the Covered Expense Loans, with each Escrowed Founder Share valued at the Per Share Redemption Price (subject to equitable adjustment for stock splits, stock dividends, share exchanges, etc.).

2. Required Prepayment. In the event that the Business Combination has not been consummated by the later of (a) the third Automatic Extension or (b) the Additional Extension, as applicable, then promptly (but in any event within three Business Days) thereafter, Maker will use any remaining funds in escrow with the Expense Escrow Agent to prepay the balance of this Note.

3. Interest. No interest shall accrue on the unpaid principal balance of this Note.

4. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

5. Events of Default. The following shall constitute Events of Default:

(a) Failure to Make Required Payments. Failure by Maker to pay the principal of this Note within five (5) Business Days following the date when due.

(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under the Federal Bankruptcy Code, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

6. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 5(a), Payee may, by written notice to Maker, declare this Note to be due and payable, whereupon the principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 5(b) and 5(c), the unpaid principal balance of, and all other sums payable with regard to, this Note shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

7. Waivers. Maker and any endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

8. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that any additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

9. Notices. Any notice called for hereunder shall be delivered in the manner set forth in Section 9.3 of the Business Combination Agreement.

10. Construction; Venue. This Note shall be construed and enforced in accordance with the domestic, internal law, but not the law of conflict of laws, of the State of New York. Any action, claim, suit or other legal proceeding relating to this Note shall be brought exclusively in the state or federal courts located in New York County, State of New York (or any appellate courts therefrom). The parties expressly waive any objection based on personal jurisdiction, venue or forum non conveniens.

11. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Miscellaneous. This Note will not be assignable or transferable by either Maker or Payee without the prior written consent of the other, and any purported assignment or transfer without such consent shall be null and void ab initio. This Note, together with the Business Combination Agreement, constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes all prior understandings or agreements with respect thereto. No amendments or modifications of or changes to this Note or waiver of the terms and conditions hereof will be binding upon Maker or Payee, unless approved in writing and signed by both Maker and Payee.

13. Trust Fund Waiver. Payee hereby acknowledges that the waiver against Maker’s Trust Account (and distributions therefrom) contained in Section 9.18 of the Business Combination Agreement continues in full force and effect and will apply to this Note and Maker’s obligations hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed the day and year first above written.

KBL Merger Corp. IV

By:	/s/ Marlene Krauss
Name:	Marlene Krauss
Title:	CEO

Acknowledged and agreed effective as of the day and year first written above:

180 LIFE SCIENCES CORP.

By:	/s/ Lawrence Pemble
Name:	Lawrence Pemble
Title:	COO

{Signature Page to Operating Expenses Promissory Note}